As filed with the Securities and Exchange Commission on November 25, 1997

                                                  Registration No.  333 - _____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             THE GRAND UNION COMPANY
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                      22-1518276
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization


                            201 WILLOWBROOK BOULEVARD
                             WAYNE, NEW JERSEY 07470
                                 (973) 890-6000
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                             THE GRAND UNION COMPANY
                           1995 EQUITY INCENTIVE PLAN
                                       AND
                             THE GRAND UNION COMPANY
                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                              (Full Title of Plans)


                              GLENN J. SMITH, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             THE GRAND UNION COMPANY
                            201 WILLOWBROOK BOULEVARD
                             WAYNE, NEW JERSEY 07470
                                 (973) 890-6000
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                              TED S. WAKSMAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                             Proposed Maximum     Proposed Maximum
Title of Each Class of Securities            Amount to be     Offering Price     Aggregate Offering         Amount of
      to be Registered                       Registered(1)      Per Share(2)          Price(2)          Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    6,000,000 shares(3)     $2.0625            $12,375,000            $3,750.00
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      100,000 shares(4)     $2.0625            $   206,250            $   62.50
------------------------------------------------------------------------------------------------------------------------
      Total                               6,100,000 shares        $2.0625            $12,581,250            $3,812.50
========================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the bid and asked price of the Registrant's Common Stock as reported on the Nasdaq Smallcap Market on November 19, 1997.
(3) Represents the number of shares of Common Stock that may be issued under The Grand Union Company 1995 Equity Incentive Plan.
(4) Represents the number of shares of Common Stock that may be issued under The Grand Union Company 1995 Non-Employee Directors' Stock Option Plan.

================================================================================


NYFS03...:\18\50318\0005\1708\FRMN187W.37C

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


Item 2.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about The Grand Union Company 1995 Equity Incentive Plan or The Grand Union Company 1995 Non-Employee Directors' Stock Option Plan and the administrators of each are available without charge by contacting:

                             Glenn J. Smith, Esq.
                           The Grand Union Company
                          201 Willowbrook Boulevard
                           Wayne, New Jersey 07470
                                (973) 890-6000

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Commission by The Grand Union Company (the "Company") are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended October 11, 1997.

            (c) The Company's Current Reports on Form 8-K dated June 17, 1997, August 13, 1997, September 4, 1997 and October 29, 1997.

            (d) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Generally, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, under specified circumstances, to indemnify certain persons made a party to an action, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which that person was adjudged liable to the corporation unless the Delaware Court of Chancery or the court in which the action was brought determines that despite the adjudication of liability that person is fairly and reasonably entitled to indemnity for proper expenses. To the extent that person has been successful in the defense of any matter, that person shall be indemnified against expenses actually and reasonably incurred by him.

            Paragraph 3 of Article FIFTH of the Certificate of Incorporation of the Company provides that the Company shall, to the maximum extent permitted from time to time under the DGCL, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgment, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the Company is not required to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The Company's Certificate of Incorporation provides that the respective rights of indemnification shall not be exclusive of other rights to which any director or officer may be entitled.

            The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by such person in connection with legal proceedings in which the person was involved by reason of being a director or officer of the Company. Under current law, such indemnification generally is available if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Under current law, such person is not indemnified in respect of matters as to which he or she has been adjudged liable to the Company unless a court determines that, under the circumstances, he or she is reasonably entitled to such indemnification. Comparable indemnification rights are also provided pursuant to the Company's Certificate of Incorporation.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            4.1      -      Certificate of Incorporation of the Company
                            (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997).

            4.2      -      Certificate of Designation of Class A Convertible
                            Preferred Stock (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on
                            Form 10-0 for the period ended October 12, 1996).

            4.3      -      Certificate of Designation of Class B Convertible
                            Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form
                            10-K for the fiscal year ended March 29, 1997).

            4.4      -      By-Laws of the Company (incorporated by reference to
                            Exhibit 3.1 to the Company's Quarterly Report on
                            Form 10-Q for the period ended October 12, 1996).

            4.5      -      The Grand Union Company 1995 Equity Incentive Plan.

            4.6      -      The Grand Union Company 1995 Non-Employee Directors'
                            Stock Option Plan.

            5.1      -      Opinion of Weil, Gotshal & Manges LLP.

            23.1     -      Consent of Price Waterhouse LLP.

            23.2     -      Consent of Weil, Gotshal & Manges LLP (included in
                            Exhibit 5.1).

            24.1     -      Power of Attorney (included as part of the signature
                            page to this Registration Statement and incorporated herein by reference).

ITEM 9.     UNDERTAKINGS.

            (a)      The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wayne, State of New Jersey, on this 20th day of November, 1997.


                                          THE GRAND UNION COMPANY

                                          By:    /s/  Jeffrey P. Freimark
                                              --------------------------------
                                              Name:     Jeffrey P. Freimark
                                              Title:    Vice President and
                                                        Chief Financial and
                                                        Administrative Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Wayne Harris, Jeffrey P. Freimark and Francis E. Nicastro acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                       Title                           Date
      ---------                       -----                           ----

/s/ J. Wayne Harris          Chairman of the Board, Chief      November 20, 1997
-----------------------      Executive Officer and
   J. Wayne Harris           Director (Principal
                             Executive Officer)

/s/ Jeffrey P. Freimark      Vice President and Chief          November 20, 1997
-----------------------      Financial and Administrative
   Jeffrey P. Freimark       Officer (Principal Financial
                             and Accounting Officer)

/s/ Gary M. Philbin          President, Chief Merchandising    November 20, 1997
-----------------------      Officer and Director
   Gary M. Philbin

/s/ Roger E. Stangeland      Director                          November 20, 1997
-----------------------
   Roger E. Stangeland

/s/ James J. Costello        Director                          November 20, 1997
-----------------------
   James J. Costello

/s/ Jordan H. Krimstein      Director                          November 20, 1997
-----------------------
   Jordan H. Krimstein

/s/ Mark H. Manski           Director                        November 20, 1997
-----------------------
   Mark H. Manski


/s/ Clifford A. Miller       Director                        November 20, 1997
-----------------------
   Clifford A. Miller


/s/ Geoffrey T. Moore        Director                        November 20, 1997
-----------------------
   Geoffrey T. Moore


/s/ Martha A. Pritchard      Director                        November 20, 1997
-----------------------
   Martha A. Pritchard


/s/ J. Richard Stonesifer    Director                        November 20, 1997
-------------------------
   J. Richard Stonesifer

                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
-----------             -----------

   4.1        -         Certificate of Incorporation of the Company
                        (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1996).

   4.2        -         Certificate of Designation of Class A Convertible
                        Preferred Stock (incorporated by reference to Exhibit
                        10.4 to the Company's Quarterly Report on Form 10-0 for the period ended October 12, 1996).

   4.3        -         Certificate of Designation of Class B Convertible
                        Preferred Stock (incorporated by reference to Exhibit
                        3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1997).

   4.4        -         By-Laws of the Company (incorporated by reference to
                        Exhibit 3.1 to the Company's Quarterly Report on Form
                        10-Q for the period ended October 12, 1996).

   4.5        -         The Grand Union Company 1995 Equity Incentive Plan.

   4.6        -         The Grand Union Company 1995 Non-Employee Directors'
                        Stock Option Plan.

   5.1        -         Opinion of Weil, Gotshal & Manges LLP.

   23.1       -         Consent of Price Waterhouse LLP.

   23.2       -         Consent of Weil, Gotshal & Manges LLP (included in
                        Exhibit 5.1).

   24.1       -         Power of Attorney (included as part of the signature
                        page to this Registration Statement and incorporated herein by reference).